Exhibit 10.17

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Netopia, Inc.

Address:	6001 Shellmound Street, 4th Floor Emeryville, CA 94608

Date:	as of September 30, 2005

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”), whose chief executive office is located at the above address (“Borrower’s Address”).

Silicon and Borrower agree to amend the Loan and Security Agreement between them, dated June 27, 2002 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Amendments to Loan Agreement.

(a) Modification of Section 5 of Schedule to Loan Agreement. The portion of Section 5 of the Schedule to Loan Agreement that currently reads as follows:

As used herein, the term “TNW Base Amount” means, as of any date of determination:

(a) $19,000,000 for each of June 2005, July 2005, and August 2005; and

(b) $19,000,000 for each month thereafter; unless on or before August 31, 2005, the Minimum Tangible Net Worth Covenant shall be reset for September 2005 and each month thereafter based on Borrower’s projected financial statements for such period, such projected financial statements to have been approved by the Borrower’s Board of Directors and accepted jointly by Borrower and by Silicon in their respective discretion, which projected financial statements Borrower hereby covenants and agrees to deliver to Silicon no later than July 31, 2005.

Silicon Valley Bank	Amendment to Loan Documents

, hereby is amended and restated in its entirety to read as follows:

As used herein, the term “TNW Base Amount” means, as of any date of determination:

(a) $19,000,000 for each of June 2005, July 2005, and August 2005;

(b) $28,000,000 for each of September 2005, October 2005, and November 2005;

(c) $26,500,000 for each of December 2005, January 2006, and February 2006;

(d) $25,500,000 for each of March 2006, April 2006, and May 2006;

(e) $24,000,000 for each of June 2006, July 2006, August 2006, and September 2006; and

(f) $24,000,000 for each month thereafter; unless on or before September 30, 2006, the Minimum Tangible Net Worth Covenant shall be reset for October 2006 and each month thereafter based on Borrower’s projected financial statements for such period, such projected financial statements to have been approved by the Borrower’s Board of Directors and accepted jointly by Borrower and by Silicon in their respective discretion, which projected financial statements Borrower hereby covenants and agrees to deliver to Silicon no later than August 31, 2006.

2. [intentionally omitted]

3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

4. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

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Silicon Valley Bank	Amendment to Loan Documents

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same document. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.

Borrower:		Silicon:

NETOPIA, INC.		SILICON VALLEY BANK

By	/s/ Charles Constanti	By	/s/ Patrick O’Donnell
	President or Vice President	Title	Vice President and Relationship Manager

By	/s/ David A. Kadish
Secretary or Assistant Secretary